UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019 Charles B. Pearlman, Esq. resigned from the Board of Directors of Bright Mountain Media, Inc. Mr. Pearlman had been a member of the Board since February 2018. As a result of Mr. Pearlman’s resignation, our Board is now comprised of a majority of independent directors. Mr. Pearlman’s decision to resign was not the result of any disagreements between Mr. Pearlman and our company on any matter, including those related to our operations, policies or practices. Mr. Pearlman and his law firm will however continue to serve as our general counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2019	Bright Mountain Media, Inc.

By: /s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer